Exhibit 10.3

June 28, 2024

Holder of Warrants to Purchase Common Stock Issued on March 24, 2020

Re: Amendment to Existing Warrants

Dear [***] (the “Holder”):

This letter confirms that Eyenovia, Inc., a Delaware corporation (the “Company”), hereby amends, effective as of the date hereof, the Holder’s existing warrants to purchase up to 677,430 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $2.21435 per share issued on March 24, 2020 (collectively, the “Existing Warrants”), by:

(i)	Reducing the Exercise Price (as defined therein) of the Existing Warrants to $0.69 and extending the termination date of the Existing Warrants until January 1, 2030.

(ii)	Restating the first sentence of Section 1(a) of the Existing Warrants as follows:

Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after January 1, 2025, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.

(iii)	Adding the following sentence to the end of Section 1(a) of the Existing Warrants:

Notwithstanding anything herein to the contrary, the first sentence of this paragraph shall not be amended (the “Amendment Prohibition”) unless the stockholders of the Company approve a resolution to eliminate the Amendment Prohibition. The limitations contained in the preceding sentence shall apply to a successor holder of this Warrant.

The foregoing amendments shall be referred to as the “Warrant Amendments”. Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

Reference is made to the anticipated issuance and sale by the Company to the Holder of shares of Common Stock and warrants to purchase shares of Common Stock (the “Transactions”), pursuant to that certain Securities Purchase Agreement, dated June 27, 2024, by and among the Company, the Holder and certain other institutional investors. The effectiveness of the Warrant Amendments hereby contemplated is contingent upon the closing of the Transactions.

From and after the effectiveness of the Warrant Amendments, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EYENOVIA, INC.

By:	/s/ Michael Rowe
Name:	Michael Rowe
Title:	Chief Executive Officer

Name of Holder:	[***]

Signature of Authorized Signatory of Holder:	[***]

Name of Authorized Signatory:

[Signature Page to Warrant Amendment Agreement]